UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 19, 2018

Right On Brands, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada	45-1994478
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1925 Century Park East, Suite 1380, Los Angeles, CA 90067
(Address of principal executive offices)

(424) 259-3521
(Issuer’s telephone number)

1749 W. Pico Blvd., Los Angeles, CA 90064 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Effective June 19, 2018, we formed a new company, Endo & Centre Venture, LLC (“Endo & Centre”), for the purposes of carrying out a joint venture with Centre Manufacturing, Inc. (“Centre Manufacturing”), a food and beverage manufacturer. Through Endo & Centre, we plan to pursue the manufacture, marketing, and sales of private label food and beverages. Centre Manufacturing will carry out the product manufacturing and, through our subsidiary Endo Brands, Inc., we will focus on marketing and sales of private-label food and beverage products. The joint venture with Centre Manufacturing is governed by the Operating Agreement for Endo & Centre, which is filed herewith as Exhibit 10.1. Our subsidiary, Endo Brands, Inc., owns 51% of Endo & Centre, and Centre Manufacturing owns a 49% membership interest. Profits and losses for the company will be shared on a 50/50 basis. Endo & Centre will be jointly managed by our President and CEO, Daniel Crawford, and the head of Centre Manufacturing, Ashok Patel.

SECTION 8- OTHER EVENTS

Item 8.01 Other Events

Effective immediately, the address of our corporate headquarters has changed to:

1925 Century Park East, Suite 1380

Los Angeles, CA 90067

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Operating Agreement for Endo & Centre, LLC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Right On Brands, Inc.

By:	/s/ Daniel Crawford
Daniel Crawford
Chief Executive Officer
Date:	June 29, 2018

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